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Exhibit 4.4

WARRANT AGREEMENT

        This Warrant Agreement (this "Agreement") is made as of                        , 2008, by and between Education Media, Inc., a Delaware corporation having its principal place of business at 1700 Pennsylvania Ave NW, Suite 900, Washington, DC 20007 ("Company"), and Continental Stock Transfer & Trust Company, a New York corporation with offices at 17 Battery Place, New York, New York 10004 (the "Warrant Agent").

        WHEREAS, the Company is engaged in a public offering (the "Public Offering") of Units ("Units") and, in connection therewith, has determined to issue and deliver up to (i) 11,500,000 Warrants (the "Public Warrants") to the public investors, each of such Public Warrants evidencing the right of the holder thereof to purchase one share of common stock, par value $.0001 per share, of the Company's Common Stock ("Common Stock") for $7.50, subject to adjustment as described herein and (ii) 300,000 Warrants to Ferris, Baker Watts, Incorporated ("Ferris, Baker Watts") as representative of the underwriters (the "Underwriters") or its designees (the "Underwriter's Warrants"), with each of such Underwriter's Warrants evidencing the right of the holder thereof to purchase one share of Common Stock for $7.50, subject to adjustment as described herein;

        WHEREAS, immediately prior to the completion of the Public Offering, the Company shall sell and issue 3,125,000 Warrants in a private placement (the "Private Warrants") pursuant to that certain Subscription Agreement dated                        , 2008 (the "Subscription Agreement"), each of such Private Warrants evidencing the right of the holder thereof to purchase one share of Common Stock (the Public Warrants, the Underwriter's Warrants and the Private Warrants are collectively referred to herein as the "Warrants");

        WHEREAS, the Company has filed with the Securities and Exchange Commission (the "SEC") a Registration Statement, No. 333-[                ] on Form S-1 ("Registration Statement") for the registration under the Securities Act of 1933, as amended ("Act") of, among other securities, the Public Warrants, the Underwriter's Warrants and the Common Stock issuable upon exercise of each of the Public Warrants and the Underwriter's Warrants; and

        WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants; and

        WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Warrants; and

        WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

        NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

        1.    Appointment of Warrant Agent.    The Company hereby appoints the Warrant Agent to act as agent for the Company for the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Agreement.

        2.    Warrants.

          2.1    Form of Warrant.    Each Warrant shall be issued in registered form only. The Public Warrants and the Underwriter's Warrants shall be in substantially the form of Exhibit A hereto and the Private Warrants shall be in substantially the form of Exhibit B hereto, the provisions of which are incorporated herein, and shall be signed by, or bear the facsimile signature of, the Chief Executive Officer and Chief Financial Officer, Secretary or Assistant Secretary of the Company and shall bear a facsimile of the Company's seal. In the event the person whose facsimile signature has been placed upon any Warrant shall have ceased to serve in the capacity in which such person signed the Warrant before such Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance. All of the Warrants shall initially be represented by one or more book-entry certificates (each a "Book-Entry Warrant Certificate").

          2.2    Effect of Countersignature.    Unless and until countersigned by the Warrant Agent pursuant to this Agreement, a Warrant shall be invalid and of no effect and may not be exercised by the holder thereof.

          2.3    Registration.

            2.3.1    Warrant Register.    The Warrant Agent shall maintain books ("Warrant Register") for the registration of original issuance and the registration of transfer of the Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company. All of the Warrants shall initially be represented by one or more Book-Entry Warrant Certificates deposited with the Depository Trust Company (the "Depository") and registered in the name of Cede & Co., a nominee of the Depository. Ownership of beneficial interests in the Warrants shall be shown on, and the transfer of such ownership shall be effected through, records maintained by (i) the Depository or its nominee for each Book-Entry Warrant Certificate, or (ii) institutions that have accounts with the Depository (such institution, with respect to a Warrant in its account, a "Participant").

            If the Depository subsequently ceases to make its book-entry settlement system available for the Warrants, the Company may instruct the Warrant Agent regarding making other arrangements for book-entry settlement. In the event that the Warrants are not eligible for, or it is no longer necessary to have the Warrants available in, book-entry form, the Warrant Agent shall provide written instructions to the Depository to deliver to the Warrant Agent for cancellation each Book-Entry Warrant Certificate, and the Company shall instruct the Warrant Agent to deliver to the Depository definitive Warrant Certificates in physical form evidencing such Warrants. Such definitive Warrant Certificates shall be in the form annexed hereto as Exhibit A with appropriate insertions, modifications and omissions, as provided above.

            2.3.2    Beneficial Owner; Registered Holder.    The term "beneficial owner" shall mean, on or after the Detachment Date (as defined below), any person in whose name ownership of a beneficial interest in the Warrants evidenced by a Book-Entry Warrant Certificate is recorded in the records maintained by the Depository or its nominee, and prior to the Detachment Date(as defined below), the person in whose name the Unit to which such Warrant Certificate was initially attached as registered upon the register relating to such Units. Prior to due presentment for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the person in whose name such Warrant shall be registered upon the Warrant Register ("Registered Holder"), as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on the Warrant Certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

          2.4    Detachability of Public Warrants.    The securities comprising the Units will begin to trade separately on the 90th trading day after the effective date of the Registration Statement unless Ferris, Baker Watts informs the Company of its decision to allow earlier trading (the "Detachment Date"), provided that in no event will Ferris, Baker Watts allow the separate trading of the securities comprising the Units until (i) the Company files with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting the receipt by the Company of the gross proceeds of the sale of the Private Warrants and the Public Offering, including the proceeds received by the Company from the exercise of the Underwriters' over-allotment option, if the over-allotment option is exercised on the date of the effective date of the Registration Statement, (ii) the Company issues a press release and files with the SEC a Current Report on Form 8-K announcing when such separate trading will begin, and (iii) the date on which separate trading begins is a business day following the earlier to occur of the exercise of the Underwriters' over-allotment option or its exercise in full (as described more fully in the Registration Statement).

        3.    Terms and Exercise of Warrants.

          3.1    Warrant Price.    Each Warrant shall, when countersigned by the Warrant Agent, entitle the Registered Holder thereof, subject to the provisions of such Warrant and this Warrant Agreement, to purchase from the Company the number of shares of Common Stock stated therein, at the price of $7.50 per whole share, subject to the adjustments provided in this Section 3.1 and Section 4 hereof. The term "Warrant Price" as used in this Warrant Agreement refers to the price per share at which Common Stock may be purchased at the time a Warrant is exercised. The Company in its sole discretion may lower the Warrant Price at any time prior to the Expiration Date for a period of not less than ten business days, provided that any such reduction shall be identical among all of the Warrants. The Private Warrants may be exercised on a "cashless" basis provided that at the time of exercise they are held by the original purchaser thereof, or their permitted assigns. In the event the Private Warrants are exercised on a "cashless" basis the holder thereof shall surrender his or her Private Warrant for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Private Warrant, multiplied by the difference between the Warrant Price and the Fair Market Value (as defined below) by (y) the Fair Market Value. The "Fair Market Value" shall mean the average reported last sale price of the Common Stock for the 10 trading days ending on the third business day prior to the date on which notice of exercise is received by the Company.

          3.2    Duration of Warrants.

            3.2.1    Public Warrants and Underwriter's Warrants.    A Public Warrant or Underwriter's Warrant may be exercised only during the period commencing on the later of: (i) the consummation by the Company of a merger, capital stock exchange, asset acquisition or other similar business combination (as described more fully in the Registration Statement, "Business Combination"), or (ii) [    ], 2009, and terminating at 5:00 p.m., New York City time on the earlier to occur of (x) [    ], 2013 or (y) the date fixed for redemption of the Warrants as provided in Section 6 of this Agreement. Notwithstanding the foregoing, no Public Warrant or Underwriter's Warrant shall be exercisable unless, at the time of exercise, a registration statement relating to the Common Stock issuable upon the exercise of such Public Warrant or Underwriter's Warrant is effective and current and a prospectus is available for use by the holders thereof and the Common Stock has been qualified or deemed to be exempt under the securities laws of the state of residence of the holder of such Public Warrants or Underwriter's Warrants.

            3.2.2    Private Warrants.    A Private Warrant may be exercised only during the period following consummation of a Business Combination by the Company and terminating at 5:00 p.m., New York City time on the earlier to occur of (x) [    ], 2013 or (y) the date fixed for redemption of the Warrants as provided in Section 6 of this Agreement. The Private Warrants are not subject to redemption so long as they are held by their initial purchasers or their permitted designees.

            3.2.3    General.    The period during which a Warrant may be exercised shall be deemed the "Exercise Period" and the termination of such Exercise Period shall be deemed the "Expiration Date". Except with respect to the right to receive the Redemption Price (as set forth in Section 6 hereunder), each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at the close of business on the Expiration Date. The Company in its sole discretion may extend the duration of the Warrants by delaying the Expiration Date; provided, however, the Company will provide advance notice to the American Stock Exchange as required by the American Stock Exchange, and further provided that any such extension shall be identical in duration among all of the Warrants.

          3.3    Exercise of Warrants.

            3.3.1    Method of Exercise.    A Registered Holder may exercise a Warrant by delivering, not later than 5:00 P.M., New York time, on any business day during the applicable Exercise Period (the "Exercise Date") to the Warrant Agent at its corporate trust department (i) the Warrant Certificate evidencing the Warrants to be exercised, or, in the case of a Book-Entry Warrant Certificate, the Warrants to be exercised (the "Book-Entry Warrants") free on the records of the Depository to an account of the Warrant Agent at the Depository designated for such purpose in writing by the Warrant Agent to the Depository from time to time, (ii) an election to purchase ("Election to Purchase") any shares of Common Stock pursuant to the exercise of a Warrant (the "Shares"), properly completed and executed by the Registered Holder on the reverse of the Warrant Certificate or, in the case of a Book-Entry Warrant Certificate, properly delivered by the Participant in accordance with the Depository's procedures, and (iii) the Warrant Price for each Warrant to be exercised in lawful money of the United States of America by certified or official bank check or by bank wire transfer in immediately available funds; provided, however, that solely with respect to the Private Warrants so long as such Warrants are held by their original purchaser or its permitted transferees the holder thereof may, in lieu of payment of the Warrant Price, surrender its Private Warrants for that number of Shares equal to the quotient obtained by dividing (x) the product of the number of Shares underlying the surrendered Private Warrants multiplied by the difference between the Fair Market Value (defined below) and the Warrant Price by (y) the Fair Market Value. For avoidance of doubt, in no event may a Registered Holder expect or compel the Company to deliver any consideration under a Warrant other than Shares as described immediately above. "Fair Market Value" shall mean the average reported last sale price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the Election to Purchase by a holder of Private Warrants is sent to the Warrant Agent.

          If any of (A) the Warrant Certificate or the Book-Entry Warrants, (B) the Election to Purchase, or (C) the Warrant Price therefor, is received by the Warrant Agent after 5:00 P.M., New York time, on the specified Exercise Date, the Warrants will be deemed to be received and exercised on the Business Day next succeeding the Exercise Date. If the date specified as the Exercise Date is not a Business Day, the Warrants will be deemed to be received and exercised on the next succeeding day that is a Business Day. If the Warrants are received or deemed to be received after the Expiration Date, the exercise thereof will be null and void and any funds delivered to the Warrant Agent will be returned to the Registered Holder or Participant, as the case may be, as soon as practicable. In no event will interest accrue on funds deposited with the Warrant Agent in respect of an exercise or attempted exercise of Warrants. The validity of any exercise of Warrants will be determined by the Company in its sole discretion and such determination will be final and binding upon the Registered Holder and the Warrant Agent. Neither the Company nor the Warrant Agent shall have any obligation to inform a Registered Holder of the invalidity of any exercise of Warrants.

          The Warrant Agent shall deposit all funds received by it in payment of the Warrant Price in the account of the Company maintained with the Warrant Agent for such purpose and shall advise the Company at the end of each day on which funds for the exercise of the Warrants are received of the amount so deposited to its account. The Warrant Agent shall promptly confirm such telephonic advice to the Company in writing.

          The Warrant Agent shall, by 11:00 A.M. Eastern Time on the Business Day following the Exercise Date of any Warrant, advise the Company and the transfer agent and registrar in respect of (a) the Shares issuable upon such exercise as to the number of Warrants exercised in accordance with the terms and conditions of this Agreement, (b) the instructions of each Registered Holder or Participant, as the case may be, with respect to delivery of the Shares issuable upon such exercise, and the delivery of definitive Warrant Certificates, as appropriate, evidencing the balance, if any, of the Warrants remaining after such exercise, (c) in case of a Book-Entry Warrant Certificate, the notation that shall be made to the records maintained by the Depository, its nominee for each Book-Entry Warrant Certificate, or a Participant, as appropriate, evidencing the balance, if any, of the Warrants remaining after such exercise and (d) such other information as the Company or such transfer agent and registrar shall reasonably require.

          The Company shall, by 5:00 P.M., New York time, on the third Business Day next succeeding the Exercise Date of any Warrant and the clearance of the funds in payment of the Warrant Price, execute, issue and deliver to the Warrant Agent, the Shares to which such Registered Holder or Participant, as the case may be, is entitled, in fully registered form, registered in such name or names as may be directed by such Registered Holder or the Participant, as the case may be. Upon receipt of such Shares, the Warrant Agent shall, by 5:00 P.M., New York time, on the fifth Business Day next succeeding such Exercise Date, transmit such Shares to or upon the order of the Registered Holder or Participant, as the case may be.

          In lieu of delivering physical certificates representing the Shares issuable upon exercise, provided the Company's transfer agent is participating in the Depository Fast Automated Securities Transfer program, the Company shall use its reasonable best efforts to cause its transfer agent to electronically transmit the Shares issuable upon exercise to the Registered Holder or the Participant by crediting the account of the Registered Holder's prime broker with the Depository or of the Participant through its Deposit Withdrawal Agent Commission system. The time periods for delivery described in the immediately preceding paragraph shall apply to the electronic transmittals described herein.

          Notwithstanding the foregoing, the Company shall not be obligated to deliver any securities pursuant to the exercise of any of the Warrants unless a registration statement under the Act with respect to the Common Stock issuable upon exercise of the Public Warrants is effective and the prospectus contained therein is available for use by the holders of the Public Warrants. Warrants may not be exercised by, or securities issued to, any Registered Holder in any state in which such exercise would be unlawful. The exercise of the Warrants may only be settled by delivery of Shares and the Registered Holders shall not be entitled to payment of cash in lieu of Shares (net cash settlement) upon exercise of the Warrants pursuant to the terms of this Agreement or the Warrants regardless of whether the Common Stock underlying the Warrants is registered pursuant to an effective registration statement and a prospectus relating to those Shares is available for use by the holders of the Public Warrants.

          The accrual of dividends, if any, on the Shares issued upon the valid exercise of any Warrant will be governed by the terms generally applicable to the Shares. From and after the issuance of such Shares, the former holder of the Warrants exercised will be entitled to the benefits generally available to other holders of Shares and such former holder's right to receive payments of dividends and any other amounts payable in respect of the Shares shall be governed by, and shall be subject to, the terms and provisions generally applicable to such Shares.

          Warrants may be exercised only in whole numbers of Shares. No fractional Shares are to be issued upon the exercise of the Warrant, but rather the number of Shares to be issued shall be rounded up to the nearest whole number. If fewer than all of the Warrants evidenced by a Warrant Certificate are exercised, a new Warrant Certificate for the number of unexercised Warrants remaining shall be executed by the Company and countersigned by the Warrant Agent as provided in Section 2 of this Agreement, and delivered to the holder of this Warrant Certificate at the address specified on the books of the Warrant Agent or as otherwise specified by such Registered Holder. If fewer than all the Warrants evidenced by a Book-Entry Warrant Certificate are exercised, a notation shall be made to the records maintained by the Depository, its nominee for each Book-Entry Warrant Certificate, or a Participant, as appropriate, evidencing the balance of the Warrants remaining after such exercise.

          The Company shall not be required to pay any stamp or other tax or governmental charge required to be paid in connection with any transfer involved in the issue of the Shares upon the exercise of Warrants; and in the event that any such transfer is involved, the Company shall not be required to issue or deliver any Shares until such tax or other charge shall have been paid or it has been established to the Company's satisfaction that no such tax or other charge is due.

            3.3.2    Payment.    Subject to the provisions of the Warrants and this Warrant Agreement, a Warrant, when countersigned by the Warrant Agent, may be exercised by the Registered Holder thereof by surrendering it at the office of the Warrant Agent, or at the office of its successor as Warrant Agent, in the Borough of Manhattan, City and State of New York, with the subscription form, as set forth in the Warrant, duly executed by paying in full, in lawful money of the United States, in cash, good certified check or good bank draft payable to the order of the Company, the Warrant Price for each full share of Common Stock as to which the Warrant is exercised and any and all applicable taxes due in connection with the exercise of the Warrant, the exchange of the Warrant for the Common Stock and the issuance of the Common Stock.

            3.3.3    Issuance of Certificates.    As soon as practicable after the exercise of any Warrant and the clearance of the funds in payment of the Warrant Price, the Company shall issue to the Registered Holder of such Warrant a certificate or certificates for the number of full shares of Common Stock to which he, she or it is entitled, registered in such name or names as may be directed by him, her or it, and if such Warrant shall not have been exercised in full, a new countersigned Warrant for the number of shares as to which such Warrant shall not have been exercised. Notwithstanding the foregoing, the Company shall not be obligated to deliver any securities pursuant to the exercise of a Warrant unless (i) a registration statement under the Act with respect to the Common Stock issuable upon such exercise is effective, or (ii) in the opinion of counsel to the Company, the exercise of the Warrants is exempt from the registration requirements of the Act and such securities are qualified for sale or exempt from qualification under applicable securities laws of the states or other jurisdictions in which the Registered Holders reside. Warrants may not be exercised by, or securities issued to, any Registered Holder in any state in which such exercise or issuance would be unlawful. In no event will the Company be required to provide the Registered Holder of a warrant with a net-cash settlement or other consideration in lieu of physical settlement in shares of Common Stock, regardless of whether the Common Stock underlying the Warrants is registered pursuant to an effective registration statement.

            3.3.4    Limitations.    Notwithstanding the foregoing, the Company shall not be obligated to deliver any Shares and shall have no obligation to settle the Warrant exercise unless a registration statement under the Securities Act, with respect to the Shares is effective and a current prospectus is on file with the Commission. In the event that a registration statement with respect to the Shares underlying a Warrant is not effective under the Securities Act or a current Prospectus is not on file with the Commission, the holder of such Warrant shall not be entitled to exercise such Warrant. Notwithstanding anything to the contrary in this Warrant Agreement, and other than with respect to the cashless exercise provisions applicable to the Private Warrants, under no circumstances will the Company be required to net cash settle the Warrant exercise. Warrants may not be exercised by, or Shares issued to, any Registered Holder in any state in which such exercise or issuance would be unlawful. For the avoidance of doubt, as a result of this Section 3.3.4, any or all of the Warrants may expire unexercised. In no event shall the Registered Holder of a Warrant be entitled to receive any monetary damages if the Common Stock underlying the Warrants have not been registered by the Company pursuant to an effective registration statement or if a current prospectus is available for delivery by the Warrant Agent, provided the Company has fulfilled its obligation to use its best efforts to effect such registration and ensure a current prospectus is available for delivery by the Warrant Agent.

            3.3.5    Valid Issuance.    All shares of Common Stock issued upon the proper exercise of a Warrant in conformity with this Agreement shall be validly issued, fully paid and nonassessable.

            3.3.6    Date of Issuance.    Each person in whose name any such certificate for shares of Common Stock is issued shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant was surrendered and payment of the Warrant Price was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

        4.    Adjustments.

          4.1    Stock Dividends Split Ups.    If after the date hereof, and subject to the provisions of Section 4.7 below, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split up of shares of Common Stock, or other similar event, then, on the effective date of such stock dividend, split up or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be increased in proportion to such increase in outstanding shares of Common Stock.

          4.2    Extraordinary Dividend.    If the Company, at any time while the Warrants are outstanding and unexpired, shall pay a dividend or make a distribution in cash, securities or other assets to the holders of Common Stock (or other shares of the Company's capital stock into which the Warrants are convertible), other than (a) as described in Sections 4.1, 4.3 or 4.5, (b) regular quarterly or other periodic dividends, (c) in connection with the conversion rights of the holders of Common Stock upon consummation of the Company's initial Business Combination, or (d) in connection with the Company's liquidation and the distribution of its assets upon its failure to consummate a Business Combination (any such non-excluded event being referred to herein as an "Extraordinary Dividend"), then the Warrant Price shall be decreased, effective immediately after the effective date of such Extraordinary Dividend, by the amount of cash and/or the fair market value (as determined by the Company's Board of Directors, in good faith) of any securities or other assets paid on each share of Common Stock in respect of such Extraordinary Dividend.

          4.3    Aggregation of Shares.    If after the date hereof, and subject to the provisions of Section 4.7, the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

          4.4    Adjustments in Exercise Price.    Whenever the number of shares of Common Stock purchasable upon the exercise of the Warrants is adjusted, as provided in Section 4.1 and 4.3 above, the Warrant Price shall be adjusted (to the nearest cent) by multiplying such Warrant Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

          4.5    Replacement of Securities upon Reorganization, etc.    In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than a change covered by Section 4.1 or 4.3 hereof or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Warrant holders shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the Warrant holder would have received if such Warrant holder had exercised his, her or its Warrant(s) immediately prior to such event; and if any reclassification also results in a change in shares of Common Stock covered by Section 4.1 or 4.3, then such adjustment shall be made pursuant to Sections 4.1, 4.3, 4.4 and this Section 4.5. The provisions of this Section 4.5 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

          4.6    Notices of Changes in Warrant.    Upon every adjustment of the Warrant Price or the number of shares issuable on exercise of a Warrant, the Company shall give written notice thereof to the Warrant Agent, which notice shall state the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Sections 4.1, 4.3, 4.4 or 4.5, then, in any such event, the Company shall give written notice to the Warrant holder, at the last address set forth for such holder in the Warrant Register, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

          4.7    No Fractional Shares.    Notwithstanding any provision contained in this Warrant Agreement to the contrary, the Company shall not issue fractional shares upon exercise of Warrants. If, by reason of any adjustment made pursuant to this Section 4, the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, round up to the nearest whole number the number of the shares of Common Stock to be issued to the Warrant holder.

          4.8    Form of Warrant.    The form of Warrant need not be changed because of any adjustment pursuant to this Section 4, and Warrants issued after such adjustment may state the same Warrant Price and the same number of shares as is stated in the Warrants initially issued pursuant to this Agreement. However, the Company may at any time in its sole discretion make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

        5.    Transfer and Exchange of Warrants.

          5.1    Transfer of Warrants.    Prior to the Detachment Date, the Public Warrants may be transferred or exchanged only together with the Unit in which such Warrant is included, and only for the purpose of effecting, or in conjunction with, a transfer or exchange of such Unit. Furthermore, each transfer of a Unit on the register relating to such Units shall operate also to transfer the Warrants included in such Unit. From and after the Detachment Date this Section 5.1 will have no further force and effect.

          5.2    Registration of Transfer.    The Warrant Agent shall register the transfer, from time to time, of any outstanding Warrant upon the Warrant Register, upon surrender of such Warrant for transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant representing an equal aggregate number of Warrants shall be issued and the old Warrant shall be cancelled by the Warrant Agent. The Warrants so cancelled shall be delivered by the Warrant Agent to the Company from time to time upon request.

          5.3    Procedure for Surrender of Warrants.    Warrants may be surrendered to the Warrant Agent, together with a written request for exchange or transfer, and thereupon the Warrant Agent shall issue in exchange therefor one or more new Warrants as requested by the Registered Holder of the Warrants so surrendered, representing an equal aggregate number of Warrants; provided, however, in the event a Warrant surrendered for transfer bears a restrictive legend, the Warrant Agent shall not cancel such Warrant and issue new Warrants in exchange therefor until the Warrant Agent has received an opinion of counsel for the Company stating such transfer may be made and indicating whether the new Warrants must also bear a restrictive legend.

          5.4    Fractional Warrants.    The Warrant Agent shall not be required to effect any registration of transfer or exchange which will result in the issuance of a warrant certificate for a fraction of a warrant.

          5.5    Service Charges.    No service charge shall be made for any exchange or registration of transfer of Warrants.

          5.6    Warrant Execution and Countersignature.    The Warrant Agent is hereby authorized to countersign and deliver, in accordance with the terms of this Agreement, the Warrants required to be issued pursuant to the provisions of this Section 5, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose.

          5.7    Private Warrants.    Notwithstanding anything herein to the contrary, the Warrant Agent shall not register for transfer any Private Warrants until the 90th day after the consummation of the Company's initial business combination, except for (a) transfers of Private Warrants resulting from the death of any of the holders thereof, (b) transfers by operation of law, (c) any transfer for estate planning purposes to persons immediately related to the transferor by blood, marriage or adoption, or (d) transfers to any trust solely for the benefit of such transferor and/or the persons described in the preceding clause, on condition that prior to such registration for transfer, the Warrant Agent shall be presented with written documentation pursuant to which each permitted transferee or the trustee or legal guardian for each permitted transferee agrees to be bound by the terms of the Subscription Agreement.

        6.    Redemption.

          6.1    Redemption.    Not less than all of the outstanding Public Warrants and the Underwriter's Warrants may be redeemed, at the option of the Company, at any time after they become exercisable and prior to their expiration, at the office of the Warrant Agent, upon the notice referred to in Section 6.3, at the price of $.01 per Warrant ("Redemption Price"), provided that the last sales price of the Common Stock on the American Stock Exchange, or other principal market on which the Common Stock may be traded, has been equal to or greater than $13.75 per share, on each of twenty (20) trading days within any thirty (30) trading day period ending on the third business day prior to the date on which notice of redemption is given. Notwithstanding the foregoing, the Registration Statement must be current in order for the Company to exercise its redemption rights pursuant to this Section 6. The provisions of this Section 6.1 may not be modified, amended or deleted without the prior written consent of Ferris, Baker Watts. The Private Warrants are not subject to this Section 6 provided they are held by the initial purchasers thereof, or their permitted designees.

          6.2    Date Fixed for, and Notice of, Redemption.    In the event the Company shall elect to redeem all of the Warrants, the Company shall fix a date for the redemption. Notice of redemption shall be mailed by first class mail, postage prepaid, by the Company not less than 30 days prior to the date fixed for redemption to the Registered Holders of the Warrants to be redeemed at their last addresses as they shall appear on the Warrant Register. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Registered Holder received such notice.

          6.3    Exercise After Notice of Redemption.    The Warrants may be exercised in accordance with Section 3 of this Warrant Agreement at any time after notice of redemption shall have been given by the Company pursuant to Section 6.2 hereof and prior to the time and date fixed for redemption. On and after the redemption date, the record holder of the Warrants shall have no further rights except to receive, upon surrender of the Warrants, the Redemption Price.

          6.4    Outstanding Warrants Only.    The Company understands that the redemption rights provided for by this Section 6 apply only to outstanding Warrants. To the extent a person holds rights to purchase Warrants, such purchase rights shall not be extinguished by redemption. However, once such purchase rights are exercised, the Company may redeem the Warrants issued upon such exercise provided that the criteria for redemption are met, including the opportunity of the Warrant holder to exercise prior to redemption pursuant to Section 6.3. The provisions of this Section 6.4 may not be modified, amended or deleted without the prior written consent of Ferris, Baker Watts.

        7.    Other Provisions Relating to Rights of Holders of Warrants.

          7.1    No Rights as Stockholder.    A Warrant does not entitle the Registered Holder thereof to any of the rights of a stockholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter.

          7.2    Lost, Stolen, Mutilated, or Destroyed Warrants.    If any Warrant is lost, stolen, mutilated, or destroyed, the Company and the Warrant Agent may on such terms as to indemnity or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination, tenor, and date as the Warrant so lost, stolen, mutilated, or destroyed. Any such new Warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone.

          7.3    Reservation of Common Stock.    The Company shall at all times reserve and keep available a number of its authorized but unissued shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Warrant Agreement.

          7.4    Registration of Common Stock.    The Company agrees that prior to the commencement of the Exercise Period, it shall file with the SEC a post-effective amendment to the Registration Statement, or a new registration statement, for the registration, under the Act, of the Common Stock issuable upon exercise of the Warrants, and it shall take such action as is necessary to qualify for sale, in those states in which the Warrants were initially offered by the Company, the Common Stock issuable upon exercise of the Warrants. In either case, the Company will use its best efforts to cause the same to become effective on or prior to the commencement of the Exercise Period and to use its best efforts to maintain the effectiveness of such registration statement until the expiration of the Warrants in accordance with the provisions of this Warrant Agreement; provided, however, the Company shall not be obligated to deliver Common Stock and shall not have penalties for failure to deliver Common Stock if a registration statement is not effective at the time of exercise by the holder. The provisions of this Section 7.4 may not be modified, amended or deleted without the prior written consent of Ferris, Baker Watts. Notwithstanding the foregoing, a Warrant can expire unexercised regardless of whether a registration statement is current under the Act with respect to the Common Stock issuable upon exercise of the Warrants. In no event will the Registered Holder of a warrant be entitled to receive a net-cash settlement or shares of Common Stock or other consideration as of result of the Company's non-compliance with this Section 7.4.

          7.5    Delivery of Prospectus or Notice.    Upon the exercise of any Warrant, if the Company requests, the Warrant Agent shall deliver to the Holder of such Warrant, prior to or concurrently with the delivery of the Shares issued upon such exercise, in accordance with the Company's request, either (a) a prospectus relating to the Shares deliverable upon exercise of Warrants and complying in all material respects with the Securities Act, or (ii) the notice referred to in Rule 173 under the Securities Act.

        8.    Concerning the Warrant Agent and Other Matters.

          8.1    Payment of Taxes.    The Company will from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of shares of Common Stock upon the exercise of Warrants, but the Company shall not be obligated to pay any transfer taxes in respect of the Warrants or such shares.

          8.2    Resignation, Consolidation, or Merger of Warrant Agent.

            8.2.1    Appointment of Successor Warrant Agent.    The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) days' notice in writing to the Company. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the holder of the Warrant (who shall, with such notice, submit his Warrant for inspection by the Company), then the holder of any Warrant may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Warrant Agent. Any successor Warrant Agent, whether appointed by the Company or by such court, shall be a corporation organized and existing under the laws of the State of New York, in good standing and having its principal office in the Borough of Manhattan, City and State of New York, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.

            8.2.2    Notice of Successor Warrant Agent.    In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the transfer agent for the Common Stock not later than the effective date of any such appointment.

            8.2.3    Merger or Consolidation of Warrant Agent.    Any corporation into which the Warrant Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Warrant Agreement without any further act.

          8.3    Fees and Expenses of Warrant Agent.

            8.3.1    Remuneration.    The Company agrees to pay the Warrant Agent reasonable remuneration for its services as such Warrant Agent hereunder as set forth on Exhibit C hereto, and will reimburse the Warrant Agent upon demand for all expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder.

            8.3.2    Further Assurances.    The Company agrees to perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Warrant Agreement.

          8.4    Liability of Warrant Agent.

            8.4.1    Reliance on Company Statement.    Whenever in the performance of its duties under this Warrant Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the Chief Executive Officer or Chief Operating Officer of the Company and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Warrant Agreement.

            8.4.2    Indemnity.    The Warrant Agent shall be liable hereunder only for its own negligence, willful misconduct or bad faith. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Warrant Agreement except as a result of the Warrant Agent's negligence, willful misconduct, or bad faith.

            8.4.3    Exclusions.    The Warrant Agent shall have no responsibility with respect to the validity of this Warrant Agreement or with respect to the validity or execution of any Warrant (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Warrant Agreement or in any Warrant; nor shall it be responsible to make any adjustments required under the provisions of Section 4 hereof or responsible for the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Warrant Agreement or any Warrant or as to whether any shares of Common Stock will when issued be valid and fully paid and nonassessable.

          8.5    Acceptance of Agency.    The Warrant Agent hereby accepts the agency established by this Warrant Agreement and agrees to perform the same upon the terms and conditions herein set forth and among other things, shall account promptly to the Company with respect to Warrants exercised and concurrently account for, and pay to the Company, all moneys received by the Warrant Agent for the purchase of shares of the Company's Common Stock through the exercise of Warrants.

          8.6    Waiver.    The Warrant Agent hereby waives any and all right, title, interest or claim of any kind ("Claim") in or to any distribution of the Trust Account (as defined in that certain Investment Management Trust Agreement, dated as of the date hereof, by and between the Company and the Warrant Agent as trustee thereunder), and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.

        9.    Miscellaneous Provisions.

          9.1    Successors.    All the covenants and provisions of this Warrant Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

          9.2    Notices.    Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or by private national courier service, or be mailed, certified or registered mail, return receipt requested, postage prepaid, and shall be deemed given when so delivered personally or, if sent by private national courier service, on the next business day after delivery to the courier, or, if mailed, two business days after the date of mailing, as follows:

    Education Media, Inc.
    1700 Pennsylvania Avenue NW
    Suite 900
    Washington, DC 20006
    Attn: Peter Kirsch, CEO

Any notice, statement or demand authorized by this Warrant Agreement to be given or made by the holder of any Warrant or by the Company to or on the Warrant Agent shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service five days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

    Continental Stock Transfer & Trust Company
    17 Battery Place
    New York, New York 10004
    Attn: Richard Kretz

  with a copy in each case to:

    Kalbian Hagerty LLP
    888 17th Street NW, Suite 1000
    Washington, DC 20006
    Attn: John F. McCarthy III, Esq.

  and

    Gersten Savage LLP
    600 Lexington Avenue
    9th Floor
    New York, NY 10022
    Attn: Arthur S. Marcus, Esq.

  and

    Ferris, Baker Watts, Incorporated
    100 Light Street, 8th Floor
    Baltimore, MD 21202
    Attn: Scott T. Bass

          9.3    Applicable law.    The validity, interpretation, and performance of this Warrant Agreement and of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflict of laws. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Warrant Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 9.2 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim.

          9.4    Persons Having Rights under this Warrant Agreement.    Nothing in this Warrant Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the Registered Holders of the Warrants and, for the purposes of Sections 6.1, 6.4, 7.4, 9.2 and 9.8 hereof, Ferris, Baker Watts, any right, remedy, or claim under or by reason of this Warrant Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. Ferris, Baker Watts shall be deemed to be a third-party beneficiary of this Warrant Agreement with respect to Sections 6.1, 6.4, 7.4, 9.2 and 9.8 hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Warrant Agreement shall be for the sole and exclusive benefit of the parties hereto (and Ferris, Baker Watts with respect to the Sections 6.1, 6.4, 7.4, 9.2 and 9.8 hereof) and their successors and assigns and of the Registered Holders of the Warrants.

          9.5    Examination of the Warrant Agreement.    A copy of this Warrant Agreement shall be available at all reasonable times at the office of the Warrant Agent in the Borough of Manhattan, City and State of New York, for inspection by the Registered Holder of any Warrant. The Warrant Agent may require any such holder to submit his Warrant for inspection by it.

          9.6    Counterparts.    This Warrant Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          9.7    Effect of Headings.    The Section headings herein are for convenience only and are not part of this Warrant Agreement and shall not affect the interpretation thereof.

          9.8    Amendments.    This Warrant Agreement may be amended by the parties hereto without the consent of any Registered Holder for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Warrant Agreement as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the interest of the Registered Holders. All other modifications or amendments, including any amendment to increase the Warrant Price or shorten the Exercise Period, shall require the written consent of each of Ferris, Baker Watts and the Registered Holders of a majority of the then outstanding Warrants. Notwithstanding the foregoing, the Company may lower the Warrant Price or extend the duration of the Exercise Period in accordance with Sections 3.1 and 3.2, respectively, without such consent.

          9.9    Severability.    This Warrant Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Warrant

  Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Warrant Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

        IN WITNESS WHEREOF, this Warrant Agreement has been duly executed by the parties hereto as of the day and year first above written.

Attest:	EDUCATION MEDIA, INC.
By:
	Name:	Peter A. Kirsch
	Title:	Chief Executive Officer
Attest:	CONTINENTAL STOCK TRANSFER & TRUST COMPANY
By:
Name:
Title:

EXHIBIT A

FORM OF PUBLIC WARRANT

SUBJECT TO THE TERMS SET FORTH HEREIN, THIS WARRANT CERTIFICATE (I) CANNOT BE TRANSFERRED OR EXCHANGED UNTIL FIVE (5) TRADING DAYS AFTER THE EARLIER TO OCCUR OF THE TERMINATION OF THE UNDERWRITERS' OVER-ALLOTMENT OPTION TO PURCHASE UP TO 1,500,000 ADDITIONAL UNITS TO COVER OVER-ALLOTMENTS OR THE EXERCISE IN FULL BY THE UNDERWRITERS OF SUCH OPTION (THE "DETACHMENT DATE") UNLESS INCLUDED WITH A SHARE OF COMMON STOCK OF EDUCATION MEDIA, INC. AS PART OF A UNIT AND (II) CANNOT BE EXERCISED IN WHOLE OR IN PART UNTIL THE LATER OF THE COMPANY'S CONSUMMATION OF A BUSINESS COMBINATION OR [                        ], 2009.

EXERCISABLE ONLY IF COUNTERSIGNED BY THE WARRANT
AGENT AS PROVIDED HEREIN.

Warrant Certificate evidencing

Warrants to Purchase Common Stock, par value $.0001, as described herein.

EDUCATION MEDIA, INC.

No.	CUSIP No. 28140C 113

VOID AFTER 5:00 P.M., NEW YORK CITY TIME, ON [                    ], 2013,
OR UPON EARLIER REDEMPTION (IF APPLICABLE)

        This certifies that                        , or its registered assigns, is the registered holder of                        warrants to purchase certain securities (each a "Warrant"). Each Warrant entitles the holder thereof, subject to the provisions contained herein and in the Warrant Agreement (as defined below), to purchase from Education Media, Inc.., a Delaware corporation (the "Company"), one (1) share of the Company's Common Stock (each a "Share"), at the Exercise Price set forth below. The exercise price of each Warrant (the "Exercise Price") shall be $7.50 initially, subject to adjustments as set forth in the Warrant Agreement.

        Subject to the terms of the Warrant Agreement (as defined below), each Warrant evidenced hereby may be exercised in whole, but not in part, at any time, as specified herein, on any Business Day (as defined below) occurring during the period (the "Exercise Period") commencing on the later of the Company's consummation of a Business Combination (as defined below) or [                        ], 2009 and ending at 5:00 P.M., New York City time, on the earlier to occur of [                        ], 2013 or the Redemption Date, if applicable (the "Expiration Date"). Each Warrant remaining unexercised after 5:00 P.M., New York City time on the Expiration Date shall become void, and all rights of the holder of this Warrant Certificate evidencing such Warrant shall cease.

        The holder of the Warrants represented by this Warrant Certificate may exercise any Warrant evidenced hereby by delivering, not later than 5:00 P.M., New York City time, on any Business Day during the Exercise Period (the "Exercise Date") to Continental Stock Transfer & Trust Company (the "Warrant Agent", which term includes any successor warrant agent under the Warrant Agreement described below) at its corporate trust department at 17 Battery Place, New York, NY 10004, (i) this Warrant Certificate, (ii) an election to purchase ("Election to Purchase"), properly executed by the holder hereof on the reverse of this Warrant Certificate (the "Participant") substantially in the form included on the reverse of this Warrant, as applicable and (iii) the Exercise Price for each Warrant to be exercised in lawful money of the United States of America by certified or official bank check or by bank wire transfer in immediately available funds. If any of (a) this Warrant Certificate, (b) the Election to Purchase, or (c) the Exercise Price therefor, is received by the Warrant Agent after 5:00 P.M., New York City time, the Warrants will be deemed to be received and exercised on the Business Day next succeeding the date such items are received and such date shall be the Exercise Date for purposes hereof. If the date such items are received is not a Business Day, the Warrants will be deemed to be received and exercised on the next succeeding day which is a Business Day and such date shall be the Exercise Date. If the Warrants to be exercised are received or deemed to be received after the Expiration Date, the exercise thereof will be null and void and any funds delivered to the Warrant Agent will be returned to the holder as soon as practicable. In no event will interest accrue on funds deposited with the Warrant Agent in respect of an exercise or attempted exercise of Warrants. The validity of any exercise of Warrants will be determined by the Warrant Agent in its sole discretion and such determination will be final and binding upon the holder of the Warrants and the Company. Neither the Warrant Agent nor the Company shall have any obligation to inform a holder of Warrants of the invalidity of any exercise of Warrants.

        As used herein, the term "Business Day" means any day that is not a Saturday or Sunday and is not a United States federal holiday or a day on which banking institutions generally are authorized or obligated by law or regulation to close in New York City.

        As used herein, the term "Business Combination" shall mean the initial acquisition by the Company of one or more operating businesses through a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination having collectively, a fair market value (as calculated in accordance with the Company's Second Amended and Restated Certificate of Incorporation, as the same may be amended from time to time) of at least 80% of the amount in the trust account established by the Company at the completion of its initial public offering (excluding the Underwriters' (as defined in the Warrant Agreement) deferred discount) at the time of such acquisition.

        Warrants may be exercised only in whole numbers of Warrants. No fractional shares of Common Stock are to be issued upon the exercise of any Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. If fewer than all of the Warrants evidenced by this Warrant Certificate are exercised, a new Warrant Certificate for the number of Warrants remaining unexercised shall be executed by the Company and countersigned by the Warrant Agent as provided in Section 2 of the Warrant Agreement, and delivered to the holder of this Warrant Certificate at the address specified on the books of the Warrant Agent or as otherwise specified by such Registered Holder.

        Notwithstanding the foregoing, the Company shall not be obligated to deliver any Shares pursuant to the exercise of a Warrant and shall have no obligation to settle a Warrant exercise unless a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Shares is effective and a current prospectus is on file with the Commission. In the event that a registration statement with respect to the Shares underlying a Warrant is not effective under the Securities Act or a current prospectus is not on file with the Commission, the holder of such Warrant shall not be entitled to exercise such Warrant. Notwithstanding anything to the contrary in the Warrant Agreement (as defined below) and this Warrant Certificate, under no circumstances will the Company be required to net cash settle a Warrant exercise. Warrants may not be exercised by, or Shares issued to, any registered holder in any state in which such exercise or issuance would be unlawful. For the avoidance of doubt, as a result of Section 3.3.4 of the Warrant Agreement and the foregoing, any or all of the Warrants may expire unexercised.

        This Warrant Certificate is issued under and in accordance with the Warrant Agreement, dated as of [            ], 2008 (the "Warrant Agreement"), between the Company and the Warrant Agent and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the holder of this Warrant Certificate and the beneficial owners of the Warrants represented by this Warrant Certificate consent by acceptance hereof. Copies of the Warrant Agreement are on file and can be inspected at the above-mentioned office of the Warrant Agent and at the office of the Company at 1700 Pennsylvania Ave. N.W., Suite 900, Washington, DC 20007.

        At any time during the Exercise Period, the Company may, at its option, redeem all (but not part) of the then outstanding Warrants upon giving notice in accordance with the terms of the Warrant Agreement (the "Redemption Notice"), at the price of $0.01 per Warrant (the "Redemption Price"); provided, that the last sales price of the Common Stock on the American Stock Exchange, or other principal market on which the Common Stock may be traded, equals or exceeds $13.75 per share (subject to adjustment as provided in the Warrant Agreement) for any 20 trading days within a 30 trading day period ending three business days prior to the date on which the Redemption Notice is given, and a registration statement under the Securities Act relating to shares of Common Stock issuable upon exercise of the Warrants is effective and expected to remain effective to and including the Redemption Date (as defined below) and a prospectus relating to the shares of Common Stock issuable upon exercise of the Warrants is available for use to and including the Redemption Date. In the event the Company shall elect to redeem all of the then outstanding Warrants, the Company shall fix a date for such redemption (the "Redemption Date"); provided, that such date shall occur prior to the expiration of the Exercise Period. The Warrants may be exercised in accordance with the terms of this Agreement at any time after a Redemption Notice shall have been given by the Company; provided, however, that no Warrants may be exercised subsequent to the expiration of the Exercise Period; provided, further, that all rights whatsoever with respect to the Warrants shall cease on the Redemption Date, other than to the right to receive the Redemption Price.

        The accrual of dividends, if any, on the Shares issued upon the valid exercise of any Warrant will be governed by the terms generally applicable to such Shares. From and after the issuance of such Shares, the former holder of the Warrants exercised will be entitled to the benefits generally available to other holders of Shares and such former holder's right to receive payments of dividends and any other amounts payable in respect of the Shares shall be governed by, and shall be subject to, the terms and provisions generally applicable to such Shares.

        The Exercise Price and the number of Shares purchasable upon the exercise of each Warrant shall be subject to adjustment as provided pursuant to Section 4 of the Warrant Agreement.

        Prior to the Detachment Date, the Warrants represented by this Warrant Certificate may be exchanged or transferred only together with the Shares to which such Warrant is attached (together, a "Unit"), and only for the purpose of effecting, or in conjunction with, an exchange or transfer of such Unit. Additionally, prior to the Detachment Date, each transfer of such Unit on the register of the Units shall operate also to transfer the Warrants included in such Units. From and after the Detachment Date, the above provisions shall be of no further force and effect. Upon due presentment for registration of transfer or exchange of this Warrant Certificate at the stock transfer division of the Warrant Agent, the Company shall execute, and the Warrant Agent shall countersign and deliver, as provided in Section 5 of the Warrant Agreement, in the name of the designated transferee one or more new Warrant Certificates of any authorized denomination evidencing in the aggregate a like number of unexercised Warrants, subject to the limitations provided in the Warrant Agreement.

        Neither this Warrant Certificate nor the Warrants evidenced hereby shall entitle the holder hereof or thereof to any of the rights of a holder of the Shares, including, without limitation, the right to receive dividends, if any, or payments upon the liquidation, dissolution or winding up of the Company or to exercise voting rights, if any.

        The Warrant Agreement and this Warrant Certificate may be amended as provided in the Warrant Agreement including, under certain circumstances described therein, without the consent of the holder of this Warrant Certificate or the Warrants evidenced hereby.

        THIS WARRANT CERTIFICATE AND ALL RIGHTS HEREUNDER AND UNDER THE WARRANT AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS FORMED AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

        This Warrant Certificate shall not be entitled to any benefit under the Warrant Agreement or be valid or obligatory for any purpose, and no Warrant evidenced hereby may be exercised, unless this Warrant Certificate has been countersigned by the manual or facsimile signature of the Warrant Agent.

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated as of                        , 2008

Education Media, Inc.
	By:	Authorized Officer
Continental Stock Transfer & Trust Company, as Warrant Agent
By:	Authorized Officer

[REVERSE]

Instructions for Exercise of Warrant

        To exercise the Warrants evidenced hereby, the holder or Participant must, by 5:00 P.M., New York City time, on the specified Exercise Date, deliver to the Warrant Agent at the office of the Warrant Agent, or at the office of its successor as Warrant Agent, in the Borough of Manhattan, City of New York cash, a certified or official bank check or a wire transfer in immediately available funds, in each case payable to the Warrant Agent at Account No.            , in an amount equal to the Exercise Price in full for the Warrants exercised. In addition, the Warrant holder or Participant must provide the information required below and deliver this Warrant Certificate to the Warrant Agent at the address set forth below. The Warrant Certificate and this Election to Purchase must be received by the Warrant Agent by 5:00 P.M., New York time, on the specified Exercise Date.

ELECTION TO PURCHASE
TO BE EXECUTED IF WARRANT HOLDER DESIRES
TO EXERCISE THE WARRANTS EVIDENCED HEREBY

        The undersigned hereby irrevocably elects to exercise, on                        ,             (the "Exercise Date"),                          Warrants, evidenced by this Warrant Certificate, to purchase,                        of the shares of Common Stock (each a "Share") of Education Media, Inc.., a Delaware corporation (the "Company"), and represents that, on or before the Exercise Date, such holder has tendered payment for such Shares by cash, certified or official bank check or bank wire transfer in immediately available funds to the order of the Company c/o Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004, in the amount of $                        in accordance with the terms hereof. The undersigned requests that said number of Shares be in fully registered form, registered in such names and delivered, all as specified in accordance with the instructions set forth below.

        If said number of Shares is less than all of the Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate evidencing the remaining balance of the Warrants evidenced hereby be issued and delivered to the holder of the Warrant Certificate unless otherwise specified in the instructions below.

Dated: __________________, _______
Name:
(Please Print)
- - (Insert Social Security or Other Identifying Number of Holder)
Address:

Signature

        This Warrant may only be exercised by presentation to the Warrant Agent at one of the following locations:

By hand at:	[ ]
By mail at:	[ ]

        The method of delivery of this Warrant Certificate is at the option and risk of the exercising holder and the delivery of this Warrant Certificate will be deemed to be made only when actually received by the Warrant Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to assure timely delivery.

(Instructions as to form and delivery of Shares and/or Warrant Certificates)

Name in which Shares are to be registered if other than in the name of the registered holder of this Warrant Certificate:
Address to which Shares are to be mailed if other than to the address of the registered holder of this Warrant Certificate as shown on the books of the Warrant Agent:	(Street Address) (City and State) (Zip Code)
Name in which Warrant Certificate evidencing unexercised Warrants, if any, are to be registered if other than in the name of the registered holder of this Warrant Certificate:

Address to which certificate representing unexercised Warrants, if any, are to be mailed if other than to the address of the registered holder of this Warrant Certificate as shown on the books of the Warrant Agent:	(Street Address) (City and State) (Zip Code)
Dated:	Signature

Signature must conform in all respects to the name of the holder as specified on the face of this Warrant Certificate. If Shares, or a Warrant Certificate evidencing unexercised Warrants, are to be issued in a name other than that of the registered holder hereof or are to be delivered to an address other than the address of such holder as shown on the books of the Warrant Agent, the above signature must be guaranteed by an Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended).

SIGNATURE GUARANTEE
Name of Firm
Address
Area Code and Number
Authorized Signature
Name
Title
Dated:	, 20

ASSIGNMENT

(FORM OF ASSIGNMENT TO BE EXECUTED IF WARRANT HOLDER
DESIRES TO TRANSFER WARRANTS EVIDENCED HEREBY)

FOR VALUE RECEIVED,            hereby sell(s), assign(s) and Transfer(s) unto

(Please print name and address including zip code of assignee)	(Please insert social security or other identifying number of assignee)

the rights represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint Attorney to transfer said Warrant Certificate on the books of the Warrant Agent with full power of substitution in the premises.
Dated:	Signature

Signature must conform in all respects to the name of the holder as specified on the face of this Warrant Certificate. If Shares, or a Warrant Certificate evidencing unexercised Warrants, are to be issued in a name other than that of the registered holder hereof or are to be delivered to an address other than the address of such holder as shown on the books of the Warrant Agent, the above signature must be guaranteed by an Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended).

SIGNATURE GUARANTEE
Name of Firm
Address
Area Code and Number
Authorized Signature
Name
Title
Dated:	, 20

EXHIBIT B

FORM OF PRIVATE WARRANT

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. SUBJECT TO THE TERMS SET FORTH HEREIN, THIS WARRANT CERTIFICATE CANNOT BE EXERCISED OR TRANSFERRED IN WHOLE OR IN PART UNTIL NINETY DAYS AFTER THE COMPANY'S CONSUMMATION OF A BUSINESS COMBINATION.EXCEPT TO A PERMITTED TRANSFEREE (AS DEFINED IN SECTION 9 OF THE PRIVATE PLACEMENT WARRANT PURCHASE AGREEMENT) WHO AGREES IN WRITING WITH THE COMPANY TO BE SUBJECT TO SUCH TRANSFER PROVISIONS.

EXERCISABLE ONLY IF COUNTERSIGNED BY THE WARRANT
AGENT AS PROVIDED HEREIN.

Warrant Certificate evidencing

Warrants to Purchase Common Stock, par value $.0001, as described herein.

EDUCATION MEDIA, INC.

No.	CUSIP No. 28140C 113

VOID AFTER 5:00 P.M., NEW YORK CITY TIME, ON [                    ], 2013,
OR UPON EARLIER REDEMPTION (IF APPLICABLE)

        This certifies that                        , or its registered assigns, is the registered holder of                        warrants to purchase certain securities (each a "Warrant"). Each Warrant entitles the holder thereof, subject to the provisions contained herein and in the Warrant Agreement (as defined below), to purchase from Education Media, Inc.., a Delaware corporation (the "Company"), one (1) share of the Company's Common Stock (each a "Share"), at the Exercise Price set forth below. The exercise price of each Warrant (the "Exercise Price") shall be $7.50 initially, subject to adjustments as set forth in the Warrant Agreement.

        Subject to the terms of the Warrant Agreement (as defined below), each Warrant evidenced hereby may be exercised in whole, but not in part, at any time, as specified herein, on any Business Day (as defined below) occurring during the period (the "Exercise Period") commencing on the later of the Company's consummation of a Business Combination (as defined below) or [                        ], 2009 and ending at 5:00 P.M., New York City time, on the earlier to occur of [                        ], 2013 or the Redemption Date, if applicable (the "Expiration Date"). Each Warrant remaining unexercised after 5:00 P.M., New York City time on the Expiration Date shall become void, and all rights of the holder of this Warrant Certificate evidencing such Warrant shall cease.

        The holder of the Warrants represented by this Warrant Certificate may exercise any Warrant evidenced hereby by delivering, not later than 5:00 P.M., New York City time, on any Business Day during the Exercise Period (the "Exercise Date") to Continental Stock Transfer & Trust Company (the "Warrant Agent", which term includes any successor warrant agent under the Warrant Agreement described below) at its corporate trust department at 17 Battery Place, New York, NY 10004, (i) this Warrant Certificate, (ii) an election to purchase ("Election to Purchase"), properly executed by the holder hereof on the reverse of this Warrant Certificate (the "Participant") substantially in the form included on the reverse of this Warrant, as applicable and (iii) the Exercise Price for each Warrant to be exercised in lawful money of the United States of America by certified or official bank check or by bank wire transfer in immediately available funds; provided, however, that with respect to Warrants issued and sold in a private placement prior to the completion of the Company's Initial Public Offering (as defined in the Warrant Agreement), so long as any such Warrants are held by their original purchaser or its permitted transferrees, the holder of this Warrant Certificate may, in lieu of payment of the Exercise Price, surrender its Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the surrendered Warrants, multiplied by the difference between the Fair Market Value (defined below) and the Exercise Price by (y) the Fair Market Value. The "Fair Market Value" shall mean the average reported last sale price of the Common Stock for the 10 trading days ending on the 3rd trading day prior to the date on which the Election to Purchase is sent to the Warrant Agent. If any of (a) this Warrant Certificate, (b) the Election to Purchase, or (c) the Exercise Price therefor [or surrendered Warrants], is received by the Warrant Agent after 5:00 P.M., New York City time, the Warrants will be deemed to be received and exercised on the Business Day next succeeding the date such items are received and such date shall be the Exercise Date for purposes hereof. If the date such items are received is not a Business Day, the Warrants will be deemed to be received and exercised on the next succeeding day which is a Business Day and such date shall be the Exercise Date. If the Warrants to be exercised are received or deemed to be received after the Expiration Date, the exercise thereof will be null and void and any funds delivered to the Warrant Agent will be returned to the holder as soon as practicable. In no event will interest accrue on funds deposited with the Warrant Agent in respect of an exercise or attempted exercise of Warrants. The validity of any exercise of Warrants will be determined by the Warrant Agent in its sole discretion and such determination will be final and binding upon the holder of the Warrants and the Company. Neither the Warrant Agent nor the Company shall have any obligation to inform a holder of Warrants of the invalidity of any exercise of Warrants.

        As used herein, the term "Business Day" means any day that is not a Saturday or Sunday and is not a United States federal holiday or a day on which banking institutions generally are authorized or obligated by law or regulation to close in New York City.

        As used herein, the term "Business Combination" shall mean the initial acquisition by the Company of one or more operating businesses through a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination having collectively, a fair market value (as calculated in accordance with the Company's Second Amended and Restated Certificate of Incorporation, as the same may be amended from time to time) of at least 80% of the amount in the trust account established by the Company at the completion of its initial public offering (excluding the Underwriters' (as defined in the Warrant Agreement) deferred discount) at the time of such acquisition.

        Warrants may be exercised only in whole numbers of Warrants. No fractional shares of Common Stock are to be issued upon the exercise of any Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. If fewer than all of the Warrants evidenced by this Warrant Certificate are exercised, a new Warrant Certificate for the number of Warrants remaining unexercised shall be executed by the Company and countersigned by the Warrant Agent as provided in Section 2 of the Warrant Agreement, and delivered to the holder of this Warrant Certificate at the address specified on the books of the Warrant Agent or as otherwise specified by such Registered Holder.

        Notwithstanding the foregoing, the Company shall not be obligated to deliver any Shares pursuant to the exercise of a Warrant and shall have no obligation to settle a Warrant exercise unless a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Shares is effective and a current prospectus is on file with the Commission. In the event that a registration statement with respect to the Shares underlying a Warrant is not effective under the Securities Act or a current prospectus is not on file with the Commission, the holder of such Warrant shall not be entitled to exercise such Warrant. Notwithstanding anything to the contrary in the Warrant Agreement (as defined below) and this Warrant Certificate, under no circumstances will the Company be required to net cash settle a Warrant exercise. Warrants may not be exercised by, or Shares issued to, any registered holder in any state in which such exercise or issuance would be unlawful. For the avoidance of doubt, as a result of Section 3.3.4 of the Warrant Agreement and the foregoing, any or all of the Warrants may expire unexercised.

        This Warrant Certificate is issued under and in accordance with the Warrant Agreement, dated as of [            ], 2008 (the "Warrant Agreement"), between the Company and the Warrant Agent and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the holder of this Warrant Certificate and the beneficial owners of the Warrants represented by this Warrant Certificate consent by acceptance hereof. Copies of the Warrant Agreement are on file and can be inspected at the above-mentioned office of the Warrant Agent and at the office of the Company at 1700 Pennsylvania Ave. N.W., Suite 900, Washington, DC 20007.

        At any time during the Exercise Period, the Company may, at its option, redeem all (but not part) of the then outstanding Warrants upon giving notice in accordance with the terms of the Warrant Agreement (the "Redemption Notice"), at the price of $0.01 per Warrant (the "Redemption Price"); provided, that the last sales price of the Common Stock on the American Stock Exchange, or other principal market on which the Common Stock may be traded, equals or exceeds $13.75 per share (subject to adjustment as provided in the Warrant Agreement) for any 20 trading days within a 30 trading day period ending three business days prior to the date on which the Redemption Notice is given, and a registration statement under the Securities Act relating to shares of Common Stock issuable upon exercise of the Warrants is effective and expected to remain effective to and including the Redemption Date (as defined below) and a prospectus relating to the shares of Common Stock issuable upon exercise of the Warrants is available for use to and including the Redemption Date. In the event the Company shall elect to redeem all of the then outstanding Warrants, the Company shall fix a date for such redemption (the "Redemption Date"); provided, that such date shall occur prior to the expiration of the Exercise Period. The Warrants may be exercised in accordance with the terms of this Agreement at any time after a Redemption Notice shall have been given by the Company; provided, however, that no Warrants may be exercised subsequent to the expiration of the Exercise Period; provided, further, that all rights whatsoever with respect to the Warrants shall cease on the Redemption Date, other than to the right to receive the Redemption Price.

        The accrual of dividends, if any, on the Shares issued upon the valid exercise of any Warrant will be governed by the terms generally applicable to such Shares. From and after the issuance of such Shares, the former holder of the Warrants exercised will be entitled to the benefits generally available to other holders of Shares and such former holder's right to receive payments of dividends and any other amounts payable in respect of the Shares shall be governed by, and shall be subject to, the terms and provisions generally applicable to such Shares.

        The Exercise Price and the number of Shares purchasable upon the exercise of each Warrant shall be subject to adjustment as provided pursuant to Section 4 of the Warrant Agreement.

        Neither this Warrant Certificate nor the Warrants evidenced hereby shall entitle the holder hereof or thereof to any of the rights of a holder of the Shares, including, without limitation, the right to receive dividends, if any, or payments upon the liquidation, dissolution or winding up of the Company or to exercise voting rights, if any.

        The Warrant Agreement and this Warrant Certificate may be amended as provided in the Warrant Agreement including, under certain circumstances described therein, without the consent of the holder of this Warrant Certificate or the Warrants evidenced hereby.

        THIS WARRANT CERTIFICATE AND ALL RIGHTS HEREUNDER AND UNDER THE WARRANT AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS FORMED AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

        This Warrant Certificate shall not be entitled to any benefit under the Warrant Agreement or be valid or obligatory for any purpose, and no Warrant evidenced hereby may be exercised, unless this Warrant Certificate has been countersigned by the manual or facsimile signature of the Warrant Agent.

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

        Dated as of                        , 2008

Education Media, Inc.
	By:	Authorized Officer
Continental Stock Transfer & Trust Company, as Warrant Agent
By:	Authorized Officer

[REVERSE]

Instructions for Exercise of Warrant

        To exercise the Warrants evidenced hereby, the holder or Participant must, by 5:00 P.M., New York City time, on the specified Exercise Date, deliver to the Warrant Agent at the office of the Warrant Agent, or at the office of its successor as Warrant Agent, in the Borough of Manhattan, City of New York cash, a certified or official bank check or a wire transfer in immediately available funds, in each case payable to the Warrant Agent at Account No.            , in an amount equal to the Exercise Price in full for the Warrants exercised; provided, however, that the holder of this Warrant Certificate may, in lieu of payment of the Exercise Price for the Warrants, surrender its Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the surrendered Warrants, multiplied by the difference between the Fair Market Value and the Exercise Price by (y) the Fair Market Value. In addition, the Warrant holder or Participant must provide the information required below and deliver this Warrant Certificate to the Warrant Agent at the address set forth below. The Warrant Certificate and this Election to Purchase must be received by the Warrant Agent by 5:00 P.M., New York time, on the specified Exercise Date.

ELECTION TO PURCHASE
TO BE EXECUTED IF WARRANT HOLDER DESIRES
TO EXERCISE THE WARRANTS EVIDENCED HEREBY

        The undersigned hereby irrevocably elects to exercise, on                        ,             (the "Exercise Date"),                          Warrants, evidenced by this Warrant Certificate, to purchase,                        of the shares of Common Stock (each a "Share") of Education Media, Inc.., a Delaware corporation (the "Company"), and represents that, on or before the Exercise Date, such holder has tendered payment for such Shares by cash, certified or official bank check or bank wire transfer in immediately available funds to the order of the Company c/o Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004, in the amount of $                        in accordance with the terms hereof or, at the election of the holder, so long as such holder is the original purchaser of such Warrants or its permitted transferees, the holder (in lieu of payment of the Exercise Price for the Warrants) has surrendered Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the surrendered Warrants, multiplied by the difference between the Fair Market Value and the Exercise Price by (y) the Fair Market Value in accordance with the terms hereof. The undersigned requests that said number of Shares be in fully registered form, registered in such names and delivered, all as specified in accordance with the instructions set forth below.

        If said number of Shares is less than all of the Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate evidencing the remaining balance of the Warrants evidenced hereby be issued and delivered to the holder of the Warrant Certificate unless otherwise specified in the instructions below.

Dated: __________________, _______
Name:
(Please Print)
- - (Insert Social Security or Other Identifying Number of Holder)
Address:

Signature

        This Warrant may only be exercised by presentation to the Warrant Agent at one of the following locations:

By hand at:	[ ]
By mail at:	[ ]

        The method of delivery of this Warrant Certificate is at the option and risk of the exercising holder and the delivery of this Warrant Certificate will be deemed to be made only when actually received by the Warrant Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to assure timely delivery.

(Instructions as to form and delivery of Shares and/or Warrant Certificates)

Name in which Shares are to be registered if other than in the name of the registered holder of this Warrant Certificate:
Address to which Shares are to be mailed if other than to the address of the registered holder of this Warrant Certificate as shown on the books of the Warrant Agent:	(Street Address) (City and State) (Zip Code)
Name in which Warrant Certificate evidencing unexercised Warrants, if any, are to be registered if other than in the name of the registered holder of this Warrant Certificate:

Address to which certificate representing unexercised Warrants, if any, are to be mailed if other than to the address of the registered holder of this Warrant Certificate as shown on the books of the Warrant Agent:	(Street Address) (City and State) (Zip Code)
Dated:	Signature

Signature must conform in all respects to the name of the holder as specified on the face of this Warrant Certificate. If Shares, or a Warrant Certificate evidencing unexercised Warrants, are to be issued in a name other than that of the registered holder hereof or are to be delivered to an address other than the address of such holder as shown on the books of the Warrant Agent, the above signature must be guaranteed by an Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended).

SIGNATURE GUARANTEE
Name of Firm
Address
Area Code and Number
Authorized Signature
Name
Title
Dated:	, 20

ASSIGNMENT

(FORM OF ASSIGNMENT TO BE EXECUTED IF WARRANT HOLDER
DESIRES TO TRANSFER WARRANTS EVIDENCED HEREBY)

FOR VALUE RECEIVED,                        hereby sell(s), assign(s) and Transfer(s) unto

(Please print name and address including zip code of assignee)	(Please insert social security or other identifying number of assignee)

the rights represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint Attorney to transfer said Warrant Certificate on the books of the Warrant Agent with full power of substitution in the premises.
Dated:
Signature

Signature must conform in all respects to the name of the holder as specified on the face of this Warrant Certificate. If Shares, or a Warrant Certificate evidencing unexercised Warrants, are to be issued in a name other than that of the registered holder hereof or are to be delivered to an address other than the address of such holder as shown on the books of the Warrant Agent, the above signature must be guaranteed by an Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended).

SIGNATURE GUARANTEE
Name of Firm
Address
Area Code and Number
Authorized Signature
Name
Title
Dated:	, 20

QuickLinks

  Exhibit 4.4
WARRANT AGREEMENT
EDUCATION MEDIA, INC.
EDUCATION MEDIA, INC.
VOID AFTER 5:00 P.M., NEW YORK CITY TIME, ON [ ], 2013, OR UPON EARLIER REDEMPTION (IF APPLICABLE)